SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Hughes Communications, Inc.


             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                       13-3871202
------------------------------                   ------------------------
 State or other jurisdiction                         (I.R.S. Employer
     of incorporation)                              Identification No.)


        11717 Exploration Lane
         Germantown, Maryland                               20876
---------------------------------------            ------------------------
(Address of Principal Executive Offices)                 (Zip Code)

    If this form relates to the                 If this form relates to the
registration of a class of securities      registration of a class of securities
  pursuant to Section 12(b) of the            pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
 to General Instruction A.(c), please      to General Instruction A.(d), please
   check the to following box. |X|             check the following box. |_|

Securities Act registration number to which this form relates: 333-130136

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                         Name of Each Exchange on
       to be so Registered                  Which Each Class is to be Registered
-------------------------------------       ------------------------------------

          Common Stock,                         The NASDAQ Stock Market LLC
    $0.001 par value per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                       n/a
                           -------------------------
                                (Title of Class)

Item 1.       Description of Registrant's Securities to be Registered.

     A description of the Common Stock, par value $0.001 per share (the "Common Stock"), to be registered under this registration statement is contained under the caption "Description of Capital Stock" in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-130136) of Hughes Communications, Inc., which prospectus was filed on February 15, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. This description is incorporated by reference into this registration statement.

Item 2.       Exhibits.

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Hughes Communications, Inc. are registered on the Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Hughes Communications, Inc.
                                         (Registrant)


                                   By:  /s/  Dean A. Manson
                                        --------------------------------------
                                        Name:  Dean A. Manson
                                        Title: Vice President, General Counsel
                                                  and Secretary

Date:  September 21, 2006